Cibus Reports Fourth Quarter Financial Results and Provides Business Update

SAN DIEGO, March 17, 2026 – Cibus, Inc. (Nasdaq: CBUS) (the "Company"), a leading agricultural technology company that develops and licenses plant traits to seed companies, today announced its financial results for the quarter ended December 31, 2025, and provided a business update. Management will host a conference call and webcast today at 4:30 p.m. ET.

Management Commentary

Peter Beetham, Interim Chief Executive Officer of Cibus, commented, "2025 was a landmark year that validated our technology leadership and strategic vision. Our seven Rice partner customers continue to drive our near-term 2027 and 2028 commercial launch targets in our USA and LATAM geographic markets, which have the potential for more than $200 million annual addressable royalties at peak. In our Sustainable Ingredients program, we generated initial customer payments as we ramp up commercialization efforts for 2026. And, most recently, we were selected by the UK Government as a technology partner in its Farming Innovation Programme. Importantly, the regulatory environment we've been helping to shape for over a decade reached a critical inflection point with the EU's political agreement on New Genomic Techniques legislation. This advancement and the recently activated Precision Breeding Act in the United Kingdom have prompted the recent UK investment in precision breeding innovation. Gene editing can no longer be called an experiment—it's the present state of agricultural innovation, and Cibus is positioned ahead of this curve."

Dr. Beetham continued, "What makes 2026 particularly exciting is the continuing convergence of technology leadership and commercial potential. For years, speed and scale were obstacles for seed companies. Our highly efficient single-cell editing system, coupled with our time bound, predictable trait development has fundamentally altered that equation, and we're poised to capitalize on the results. As our Rice program advances toward our targeted 2027 and 2028 initial commercial launches, with our partners committing resources to access technology and accelerate their innovation timelines, we're also beginning to see opportunities beyond traditional trait licensing. This includes the potential for genomic editing for partners in opportunity-rich markets like India, Asia (outside of China), and Latin America and expanding opportunities for sustainable ingredient development primarily for the consumer packaged goods industry and secondarily for other industries looking for better-for-you products. As we explore these opportunities, while maintaining our core trait licensing and royalty model, I am more excited than ever about our ability to build a durable, high value cash flow stream that will underpin long-term shareholder value creation."

Dr. Beetham commented, "Finally, our recent successful public offering and continued streamlined focus and operational efficiency gains are providing a solid foundation for Cibus as we lead gene editing technologies in changing the scale and speed of plant breeding and advance toward near-term revenue catalysts."

Company Highlights

•Global regulatory framework reaches critical inflection point as EU achieves political agreement on gene editing legislation—a watershed moment that Cibus helped shape through over a decade of regulatory education and leadership
•Rice program advances with seven customers; executed a non-binding commercialization letter of intent with Interoc to advance Latin America market entry in Ecuador and Colombia (2027 targeted), followed by U.S. expansion (2028 targeted) and phased expansion into Peru, Central America and the Caribbean
•Cibus ramps targeted 2026 Sustainable Ingredients expansion following achievement of first customer payment in Q4 2025
•Selected as a technology partner in UK Government's Farming Innovation Programme, reinforcing Cibus' leadership in precision breeding innovation and regulatory engagement
•Technology platform with ability to deliver time bound, predictable trait development at unprecedented speed and scale, with single-cell editing system achieving up to 50-70% efficiency in some instances—fundamentally changing breeding economics for seed company customers and enabling accelerated pace of innovation across crop portfolios
•Streamlining and efficiency initiatives progressing — on target to achieve goal of reducing annual net cash usage to approximately $30 million or less during 2026, while maintaining focus on nearest-term commercial opportunities and pursuit of longer-term high value partnering opportunities
•In January 2026, raised $22.3 million in gross proceeds from public offering primarily to support advancement toward near term initial revenues

2025 and 2026 Year-to-Date Business Update

Commercial Progress for Priority Programs and Global Regulatory Developments

Priority Pipeline Traits and Programs

•Weed Management (HT1 and HT3) in Rice
◦Solidified Rice as the Company's priority pipeline program in 2025.
◦On track for targeted 2027 and 2028 launches in LATAM and USA, respectively, where Company sees 5-7 million peak addressable acres and an opportunity for over $200 million in annual addressable royalties at peak.
◦Continued development and commercialization progress with LATAM and USA partners, including Interoc, CIAT, Semillano, Fedearroz and others.
◦In January 2026, executed a non-binding LOI with Interoc establishing a framework for commercialization of co-developed herbicide tolerant rice traits across key Latin American markets following on the companies' successful 2024 material transfer agreement.

◦In March 2026, Interoc received an additional import permit to allow for future transfer of material bearing HT traits.
◦In August 2025, signed a material transfer agreement with CIAT, to provide HT3 clethodim herbicide tolerance trait targeting a significant portion of the LATAM Rice market. CIAT works with the Latin American Fund for Irrigated Rice (FLAR) and participates in the Hybrid Rice Consortium for Latin America (HIAAL).
◦In August 2025, signed a material transfer agreement with Colombian Rice producer Semillano.
◦In October 2025, engaged AgVayā to develop a comprehensive strategy supporting entry into India, the world's second-largest rice producer and largest exporter with approximately 125 million acres under cultivation.
◦Completed delivery of Rice lines with the HT3 trait to an existing US customer in March 2025.
◦Following 2024 field trial results for stacked gene edited herbicide tolerance traits in Rice, in March 2025 the Company expanded its efforts to include additional trait stacking to broaden weed management for crop protection with additional field testing underway.

•Sustainable Ingredients Program
◦Received its first customer payment from the Sustainable Ingredients program in the fourth quarter of 2025, representing a significant commercial milestone and confidence in the Company's business model in this high-value segment.
◦Successfully completed pre-commercial pilot runs with its contract partner for certain biofragrance products during the third quarter of 2025, demonstrating technical readiness for scale-up.
◦Continuing to target commercial expansion in 2026.

Global Regulatory Development

•Global regulatory environment for gene editing technologies remains positive, with momentum entering 2026
◦In December 2025, the European Union reached political agreement on New Genomic Techniques legislation, advancing the regulatory framework for gene edited plants and representing meaningful progress toward broader commercial acceptance of precision breeding technologies, excluding HT traits, in this key market. This development positions Cibus to potentially address European agricultural challenges as the regulatory pathway becomes clearer.
◦In June 2025, USDA-APHIS determined Cibus' HT2 herbicide tolerance trait in canola is "not regulated" under USDA biotechnology regulations (7 CFR Part 340), marking the 17th Cibus trait to be so designated by the agency, and thereby addressing a key commercialization hurdle in the United States.
◦On May 6, 2025, the United Kingdom government made progress toward implementing its regulatory framework for Precision Bred Organisms (PBOs). The Department for Environment, Food and Rural Affairs (DEFRA) and the Food Standards Agency (FSA) have published guidelines for industry and Cibus has participated as a test case for the UK's new review process, as the Company has been active in field testing for the past two years.
◦In April 2025, the Ministry of Agriculture and Livestock in Ecuador determined that Cibus' HT1 and HT3 Rice traits are equivalent to those developed through conventional breeding and subject to the same regulations as conventional seed in accordance with the provisions of the Organic Law of Agrobiodiversity, Seeds and Promotion of Sustainable Agriculture and its Regulations. Ecuador strictly prohibits the commercial planting of transgenic (GMO) crops.
◦During the California Rice Commission's Rice Certification Committee Meeting on February 26, 2025, the Commission approved Cibus' field research proposal, marking the first time gene edited Rice has been authorized for planting in California.

2025 and 2026 Year-to-Date Progress within Opportunity Programs and Other Business Updates

In addition to Cibus' self-funded Rice herbicide tolerance trait program and its actively advancing sustainable ingredients program, which is partially partner-funded and/or supported, the Company's pipeline of developed and advanced traits provides several additional opportunities for partner-funded programs.

Opportunity Pipeline Traits and Programs (Available for Partnership)

•Traits in Canola
◦In the United Kingdom, Cibus was selected as a key technology partner in a landmark research and development project funded by DEFRA to develop durable resistance to Light Leaf Spot disease in oilseed rape, which has caused estimated yield losses of up to £300 million in recent years.
◦Completed 2025 UK field trials for Pod Shatter Reduction in Winter Oilseed Rape demonstrating encouraging performance and positioning these traits for potential future partner development.
◦In October 2025, announced positive field trial results for second-generation herbicide tolerance (HT2) edited Canola in North America. The HT2 trait can be stacked with other herbicide resistance traits, giving growers additional options and greater flexibility in weed management.
◦In March 2025, announced controlled environment testing of its third mode of action for Sclerotinia resistance in Canola demonstrated enhanced resistance.

•Nutrient-use Efficiency (Root Microbe Symbiosis)
◦In June 2025, confirmed its ongoing collaboration agreement with the John Innes Centre on a breakthrough nutrient use efficiency trait, which has the potential, with future external funding, to create significant commercial opportunities across Cibus' crop portfolio, by addressing a global fertilizer efficiency challenge where only one-third of applied fertilizer is typically absorbed by plants.

•Soybean Platform
◦In January 2025, the Company successfully edited a Soybean cell for its HT2 trait, achieving sufficiently high editing rates that enabled expanded development of its Soybean platform in conjunction with its partially partner-funded and/or supported Sustainable Ingredients program.

•Wheat Platform
◦The Company has successfully regenerated plants from single cells in a wheat cultivar, opening up the potential to accelerate trait partner funded development in one of the world's most cultivated crops.

Corporate and Industry Progress

•Capital Markets Activity
◦In January 2026, Cibus raised $22.3 million in gross proceeds, before deducting commissions payable in connection with the offering and offering expenses, from a public offering. This strengthened balance sheet supports continued trait development, particularly for Rice herbicide tolerance.

•Streamlined Focus and Operational Efficiency
◦Completed closing of Oberlin facility and consolidation of Oberlin operations into San Diego headquarters facility during the third quarter of 2025.
◦Substantially wound down activities at the Company's Roseville, Minnesota facility.
◦On target to deliver annual net cash usage of approximately $30 million or less during 2026.

•Standardized RTDS gene editing process for industrialized breeding
◦In January 2025, established production standards for its proprietary RTDS gene editing process. Cibus believes that it can edit a customer's elite germplasm or seed and return it to its customer with a specific edit within 12-15 months.

•Board Appointments
◦In September 2025, Cibus appointed Kimberly A. Box to its Board of Directors, strengthening the Company's governance and commercialization strategy leadership capabilities.
◦In November 2025, Cibus appointed Craig Wichner to its Board of Directors, strengthening the Company's agricultural sector expertise and strategic advisory capabilities.

Expected Milestones for Priority Pipeline Traits and Programs

Cibus intends to report ordinary course development progress and achievements in connection with its quarterly reporting process. Cibus presents below the most significant development and commercial milestone targets for its priority programs for 2026:

•Weed Management (HT1 and HT3) in Rice:
◦Continued expansion of existing, and developing new, customer relationships with Rice seed companies across the US, LATAM, and India during the course of 2026
◦Expand discussions with additional Rice seed companies in new Latin American countries, such as Brazil (with support from RTDC) and Argentina
◦Explore new opportunities with support from RTDC and AgVayā in the large Indian Rice market
◦Develop full commercial agreements for two existing Latin American Rice seed partners

•Sustainable Ingredients:
◦Expect additional scale-up orders of the Company's initial bio-fragrances in the second half of 2026; expect further development of other fragrances in 2026

Fourth Quarter 2025 Financial Results

•Cash position: Cash and cash equivalents as of December 31, 2025, was $9.9 million. Taking into account the $19.8 million net proceeds received in 2026 from the Company's offering in January 2026 and the impact of implemented cost saving initiatives, and without giving effect to potential financing transactions that Cibus may pursue from time-to-time, Cibus expects that existing cash and cash equivalents is sufficient to fund planned operating expenses and capital expenditure requirements into late in the third quarter of 2026. Cibus' Board of Directors, together with its financial advisor, continues to evaluate a full range of strategic alternatives to maximize shareholder value.

•Research and development (R&D) Expense: R&D expense was $9.4 million for the quarter ended December 31, 2025, compared to $12.4 million in the year-ago period. The decrease of $3.0 million is primarily due to cost reduction initiatives.

•Selling, general, and administrative (SG&A) expense: SG&A expense was $5.1 million for the quarter ended December 31, 2025, compared to $6.8 million in the year-ago period. The decrease of $1.7 million is primarily due to cost reduction initiatives.

•Long-lived assets impairment: Long-lived assets impairment was $9.1 million for the quarter ended December 31, 2025, compared to no impairment in the year-ago period. The increase of $9.1 million non-cash expense is due to the impairment of long-lived assets resulting from a fair value assessment related to its Roseville, Minnesota facility as the Company announced during the fourth quarter of 2025 plans to wind-down operations at this facility.

•Royalty liability interest expense - related parties: Royalty liability interest expense - related parties was $9.4 million for the quarter ended December 31, 2025, compared to

$8.2 million in the year-ago period. The increase of $1.2 million is due to the recognition of interest expense on the accumulating Royalty Liability.

•Non-operating (expense) income, net: Non-operating (expense) income, net was a nominal expense for the quarter ended December 31, 2025, compared to income of $0.4 million in the year-ago period. The decrease in income of $0.4 million is driven by the fair value adjustment of the Company's liability classified common warrants.

•Net loss: Net loss was $31.9 million for the quarter ended December 31, 2025, compared to $25.8 million in the year-ago period.

•Net loss per share of Class A common stock: Net loss per share of Class A common stock was $0.59 for the quarter ended December 31, 2025, compared to net loss per share of Class A common stock of $0.87 in the year-ago period. The decrease of $0.28 in net loss per share of Class A common stock is primarily driven by cost reduction initiatives described above and a year-over-year increase in weighted average shares outstanding partially offset by the non-cash long-lived assets impairment in the fourth quarter of 2025 which accounted for approximately $0.17 in net loss per share of Class A common stock.

Conference Call and Webcast Information

Cibus will host a live webcast, Tuesday, March 17, 2026, at 4:30 p.m. Eastern Time to discuss its fourth quarter 2025 financial results and provide a full year business update for 2025. The conference call can be accessed live over the phone by dialing (800) 343-5172 or for international callers by dialing (203) 518-9856. The conference ID is CIBUS (24287). A replay of the call will be available through April 2, 2026, by dialing (844) 512-2921 or for international callers by dialing (412) 317-6671; the passcode is 11160915.

A live audio webcast of the call will be available under "Events & Presentations" in the Investor section of the Company's website, investor.cibus.com. An archived webcast will be available on the Company's website for 90 days after the event.

About Cibus

Cibus is a leader in developing traits (characteristics) that address critical productivity, yield and sustainability challenges. Cibus' proprietary high-throughput gene editing technologies drive its long-term focus on productivity traits for farmers for the major global row crops. Cibus is not a seed company. It is a technology company that uses its gene editing technologies to develop plant traits at a fraction of the time and cost of conventional breeding and to license them to customers in exchange for royalties.

About the Cibus Trait MachineTM process and Rapid Trait Development SystemTM

A key element of Cibus' technology breakthrough is its high-throughput breeding process (referred to as the Trait Machine™ process). The Trait Machine process is a crop specific application of Cibus' patented Rapid Trait Development System™ (RTDS®). The proprietary technologies in RTDS integrate crop specific cell biology platforms with a series of gene editing technologies to enable a system of end-to-end crop specific precision breeding. It is the core technology platform for Cibus' Trait Machine process: the first standardized end-to-end semi-automated crop specific gene editing system that directly edits a seed company's elite germplasm. Each Trait Machine process requires a crop specific cell biology platform that enables Cibus to edit a single cell from a customer's elite germplasm and grow that edited cell into a plant with the Cibus edits.

Cibus believes that RTDS and the Trait Machine process represent the technological breakthrough in plant breeding that is the ultimate promise of plant gene editing: high- throughput gene editing systems operating as an extension of seed company breeding programs. In 2024, the Trait Machine process was cited by Fast Company Magazine as one of the most innovative products in 2024.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of applicable securities laws, including The Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact included herein, including statements regarding Cibus' operational and financial performance, Cibus' liquidity and capital resources, the implementation and execution of cost savings initiatives, Cibus' strategy, future operations, prospects, and plans, including the anticipated receipt of commercial revenues and additional funding and the achievement of commercial milestone targets, are forward-looking statements. Cibus' assessment of the period of time through which its financial resources will be adequate to support its operations is a forward-looking statement. Because this involves such risks and uncertainties, the Company could use its available capital resources sooner than it currently expects. Forward-looking statements may be identified by words such as "anticipate," "believe," "intend," "expect," "plan," "scheduled," "could," "would" and "will," or the negative of these and similar expressions.

These forward-looking statements are based on the current expectations and assumptions of Cibus' management about future events, which are based on currently available information. These forward-looking statements are subject to numerous risks and uncertainties, many of which are difficult to predict and beyond the control of Cibus. Cibus' actual results, level of activity, performance, or achievements could be materially different than those expressed, implied, or anticipated by forward-looking statements due to a variety of factors, including, but not limited to: Cibus' need for additional near-term funding to finance its activities and challenges in obtaining additional capital on acceptable terms, or at all; changes in expected or existing competition; challenges to Cibus' intellectual property protection and unexpected costs associated with defending intellectual property rights; increased or unanticipated time and resources required for Cibus' platform or trait product development efforts; Cibus' reliance on third parties in connection with its development activities, including reliance on partner-funding and/or support for the advancement of its Sustainable Ingredients program; challenges associated with Cibus' ability to effectively license its productivity traits and sustainable ingredient products; the risk that farmers do not recognize the value in germplasm containing Cibus' traits or that farmers and processors fail to work effectively with crops containing Cibus' traits; delays or disruptions in the Company's platform or trait product development efforts, particularly insofar as they affect the Company's strategic priority programs; challenges that arise in respect of Cibus' production of high-quality plants and seeds cost effectively on a large scale; Cibus' dependence on distributions from Cibus Global, LLC to pay taxes and cover its corporate and overhead expenses; regulatory developments that disfavor or impose significant burdens on gene editing processes or products; Cibus' ability to achieve commercial success; commodity prices and other market risks facing the agricultural sector; technological developments that could render Cibus' technologies obsolete; changes in macroeconomic and market conditions, including inflation, supply chain constraints, and rising interest rates; dislocations in the capital markets and challenges in accessing liquidity and the impact of such liquidity challenges on Cibus' ability to execute on its business plan; the Company's assessment of the period of time through which its financial resources will be adequate to support operations; and other important factors discussed in the "Risk Factors" section of Cibus' Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on March 17, 2026, as may be updated from time-to-time in Cibus' subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.

In addition, the forward-looking statements included in this press release represent Cibus' views as of the date hereof. Cibus specifically disclaims any obligation to update such forward-looking statements in the future, except as required under applicable law. These forward-looking statements should not be relied upon as representing Cibus' views as of any date subsequent to the date hereof.

CIBUS CONTACTS:

INVESTOR RELATIONS
Jeff Sonnek
jeff.sonnek@icrinc.com

MEDIA RELATIONS
Colin Sanford
colin@bioscribe.com
203-918-4347

CIBUS, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Par Value and Share Amounts)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$9,923	$14,433
Accounts receivable	503	1,041
Prepaid expenses and other current assets	1,643	1,472
Total current assets	12,069	16,946
Property, plant, and equipment, net	6,300	11,439
Operating lease right-of-use assets	21,557	33,254
Intangible assets, net	31,679	33,578
Goodwill	232,516	253,466
Other non-current assets	926	1,386
Total assets	$305,047	$350,069
Liabilities, redeemable noncontrolling interest, and stockholders’ equity
Current liabilities:
Accounts payable	$8,070	$5,964
Accrued expenses	1,946	2,281
Accrued compensation	3,061	3,309
Deferred revenue	536	932
Current portion of notes payable	435	436
Current portion of financing lease obligations	—	113
Current portion of operating lease obligations	2,731	4,287
Class A common stock warrants	79	2,268
Other current liabilities	—	288
Total current liabilities	16,858	19,878
Notes payable, net of current portion	93	226
Operating lease obligations, net of current portion	29,783	31,224
Royalty liability - related parties	234,923	199,442
Other non-current liabilities	1,561	1,468
Total liabilities	283,218	252,238

	December 31, 2025	December 31, 2024
Redeemable noncontrolling interest	—	5,674
Stockholders’ equity:
Class A common stock, $0.0001 par value; 210,000,000 shares authorized; 54,604,232 shares issued and 54,325,852 shares outstanding as of December 31, 2025, and 28,258,258 shares issued and 27,939,023 shares outstanding as of December 31, 2024	11	9
Class B common stock, $0.0001 par value; 90,000,000 shares authorized; no shares issued and outstanding as of December 31, 2025, and 1,720,929 shares issued and outstanding as of December 31, 2024	—	—
Additional paid-in capital	882,171	825,298
Class A common stock in treasury, at cost; 193,195 shares as of December 31, 2025, and 45,177 shares as of December 31, 2024	(2,141)	(1,999)
Accumulated deficit	(858,251)	(731,166)
Accumulated other comprehensive income	39	15
Total stockholders’ equity	21,829	92,157
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$305,047	$350,069

CIBUS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Three Months December 31 Unaudited)
(In Thousands, Except Share and Per Share Amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Revenue:
Revenue	$1,057	$1,212	$3,639	$4,262
Total revenue	1,057	1,212	3,639	4,262
Operating expenses:
Research and development	9,387	12,433	44,198	50,429
Selling, general, and administrative	5,129	6,803	26,905	30,797
Goodwill impairment	—	—	20,950	181,432
Long-lived assets impairment	9,115	—	9,115	—
Total operating expenses	23,631	19,236	101,168	262,658
Loss from operations	(22,574)	(18,024)	(97,529)	(258,396)
Royalty liability interest expense - related parties	(9,406)	(8,237)	(35,481)	(34,190)
Other interest income, net	55	109	438	631
Non-operating (expense) income, net	(17)	354	400	9,271
Loss before income taxes	(31,942)	(25,798)	(132,172)	(282,684)
Income tax expense	(6)	(6)	(29)	(29)
Net loss	$(31,948)	$(25,804)	$(132,201)	$(282,713)
Net loss attributable to noncontrolling interest and redeemable noncontrolling interest	(662)	(2,702)	(5,116)	(31,325)
Net loss attributable to Cibus, Inc. stockholders	$(31,286)	$(23,102)	$(127,085)	$(251,388)
Basic and diluted net loss per share of Class A common stock	$(0.59)	$(0.87)	$(2.78)	$(10.83)
Weighted average shares of Class A common stock outstanding – basic and diluted	53,154,451	26,546,817	45,757,376	23,222,256

CIBUS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Years Ended December 31,
	2025	2024
Operating activities
Net loss	$(132,201)	$(282,713)
Adjustments to reconcile net loss to net cash used in operating activities:
Royalty liability interest expense - related parties	35,481	34,190
Goodwill impairment	20,950	181,432
Long-lived assets impairment	9,115	—
Depreciation and amortization	5,923	6,859
Stock-based compensation	8,188	10,750
Loss on disposal of assets, net	41	335
Change in fair value of liability classified Class A common stock warrants	(447)	(9,301)
Other	38	22
Changes in operating assets and liabilities:
Accounts receivable	538	(512)
Prepaid expenses and other current assets	983	518
Accounts payable	720	(188)
Accrued expenses	(367)	608
Accrued compensation	(268)	(535)
Deferred revenue	(403)	(285)
Right-of-use assets and lease obligations, net	1,146	990
Other assets and liabilities, net	(28)	(213)
Net cash used in operating activities	(50,591)	(58,043)
Investing activities
Purchases of property, plant, and equipment	(578)	(808)
Net cash used in investing activities	(578)	(808)
Financing activities
Proceeds from issuances of securities	50,100	43,902
Costs incurred related to issuances of securities	(2,202)	(2,211)
Payment of taxes related to restricted stock units withheld from employees	(142)	(214)
Proceeds from issuance of notes payable	—	204
Repayments of financing lease obligations	(113)	(171)
Repayments of notes payable	(995)	(912)
Net cash provided by financing activities	46,648	40,598
Effect of exchange rate changes on cash and cash equivalents	11	(13)
Net decrease in cash and cash equivalents	(4,510)	(18,266)
Cash and cash equivalents – beginning of period	14,433	32,699
Cash and cash equivalents – end of period	$9,923	$14,433